UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933

Date of Report (Date of earliest event reported):  April 22, 2014

OWENS REALTY MORTGAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California	94595

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2014, Owens Realty Mortgage, Inc. (the “Company”) entered into a Secured Revolving Credit Loan Agreement (“Credit Agreement”) with Opus Bank (“Opus”) as the lender and executed a Promissory Note in favor of Opus, which agreements provide the Company with a new revolving line of credit facility (the “Credit Facility”).  As a condition to providing the Credit Facility to the Company, Opus also required the Company’s Chairman of the Board, President and Chief Executive Officer, William C. Owens, to enter into a Carveout Payment Guaranty (the “Guaranty”), dated April 22, 2014, in favor of Opus.  Mr. Owens’ has delivered the Guaranty in his individual capacity and as sole trustee of Owens Trust, a California trust controlled by Mr. Owens, to guarantee performance by the Company of certain specified obligations under the Credit Facility.  Subject to various conditions, borrowings under the Credit Facility will be used by the Company for general corporate purposes and to finance the origination of new commercial real estate loans.  Capitalized terms used and not defined herein are further defined in the Credit Facility agreements.

The maximum borrowings under the revolving Credit Facility is the lesser of $20,000,000, which is the face amount of the Promissory Note, or the Maximum Allowed Advance amount determined pursuant to a borrowing base calculation described in the Credit Agreement. No funds have been borrowed to date under the Credit Facility, and the Company’s borrowing availability under the borrowing base calculation is being determined by the parties and is expected to initially be significantly less than $20,000,000. At any time that the aggregate principal amount of the total borrowings under the Credit Facility exceeds the Maximum Allowed Advance permitted pursuant to the borrowing base calculation, the Company must promptly repay an amount equal to such excess.

Advances under the Credit Facility may be made by Opus until April 1, 2016.  All borrowings under the Credit Facility bear interest payable monthly, in arrears, on the first business day of each month, as follows: (i) continuing through October 1, 2014 the rate of interest will be 4.5%; (ii) commencing October 1, 2014, and on each six month anniversary thereafter during the term (the “Rate Change Date”) the rate of interest will be reset to the Six Month LIBOR rate of interest (currently .33%) as reported on such Rate Change Date plus four percent (4.0%) per annum but, in no event, will the interest rate be lower than 4.5% per annum. Upon a default under the Credit Facility such interest rate increases by an additional 5.00%. Commencing on May 1, 2016, in addition to the required interest payments, the Company is also required to make mandatory principal payments equal to 1/12th of the total borrowings outstanding on April 1, 2016, and all amounts under the Credit Facility are to be repaid not later than April 1, 2017.

Borrowings under the Credit Facility will be secured by certain assets of the Company. These collateral assets will include the following types of assets of the Company to be identified by the parties and described in Borrowing Base Collateral Certificates  to be entered into by the parties from time-to-time: (i) the grant to Opus of first-priority deeds of trust on certain real property assets of the Company that meet related eligibility requirements set forth in the Credit Agreement (as further defined in the Credit Agreement, the “REO Collateral”); and (ii) the grant to Opus of a collateral interest in mortgage loan promissory notes issued by the Company in the ordinary course of business that meet related eligibility requirements set forth in the Credit Agreement (as further defined in the Credit Agreement, the “Note Collateral”).

The borrowing base calculation outlined in the Credit Agreement equals the sum of: (a) the lesser of (i) 70% of the outstanding principal balance of the Note Collateral and (ii) 50% of the then-current Appraised Value of the real property securing such Note Collateral; plus (b) 60% of the then-current Appraised Value of the real property owned by the Company that qualifies as REO Collateral.

The Credit Facility contains affirmative, negative, and financial covenants which are customary for loans of this type, including among others: approvals of new leases or lease renewals with respect to collateral properties; maintaining a minimum of $2,500,000 (potentially increasing to $5,000,000 six months after entering into the Credit Agreement) in bank accounts maintained at Opus; compliance by Mr. Owens with all terms of the Guaranty obligations; maintenance of minimum debt-to-tangible net worth and debt service coverage ratios; limitations on making dividends or distributions that could cause a material adverse change in the Company’s financial position or have other financial consequences as described. The Credit Facility is also subject to the payment of an origination fee of $100,000 and certain administrative fees and expenses.

The Credit Agreement contains a detailed description of events of default (subject to specified thresholds and, in certain cases, cure periods), including among others breach by the Company or Mr. Owens of covenants or inaccuracy of representations and warranties included in their respective agreements. If an event of default occurs and is continuing under the Credit Agreement or the Guaranty, Opus may, among other things, terminate its obligations to lend under the Credit Facility and require the Company to repay all amounts owed thereunder and/or take certain actions against Mr. Owens and the Owens Trust pursuant to the Guaranty.

The foregoing descriptions of the Credit Facility agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and exhibits, Promissory Note and Guaranty attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. A copy of a press release announcing the entry into the Credit Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective April 22, 2014, the Company’s Board of Directors, acting by written consent, granted to William C. Owens, the Company’s Chairman of the Board, President and Chief Executive Officer, a waiver of the Company’s Code of Business Conduct and Ethics as it relates to Mr. Owens’ delivery of the Guaranty described in Item 1.01.  The information set forth under Item 1.01 is incorporated herein by reference.

The Company’s Code of Business Conduct and Ethics requires the Company’s directors, officers and employees, and personnel of the Company’s manager, Owens Financial Group, Inc., to disclose situations that reasonably could be perceived as a conflict of interest, including financial transactions between such employees and companies that are suppliers of the Company.  Where the person disclosing such conflict or potential conflict is a director or executive officer of the Company, as in the case of Mr. Owens, the person must seek waiver of the disclosed conflict or potential conflict from the Board of Directors or appropriate committee of the Board of Directors of the Company.

The Guaranty was required by Opus as a condition to providing the new Credit Facility to the Company, and could be considered a potential conflict of interest even though Mr. Owens is not receiving any payment for entering the Guaranty.  The Board of Directors approved the waiver of this potential conflict, and authorized Mr. Owens to enter into the Guaranty, after considering the benefits of the Credit Facility and the Guaranty to the Company and its stockholders and the absence of any payment to Mr. Owens for delivering the Guaranty.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description

10.1	Secured Revolving Credit Loan Agreement and Exhibits, dated as of April 22, 2014, between Owens Realty Mortgage, Inc. and Opus Bank.
10.2	Promissory Note of Owens Realty Mortgage, Inc., dated as of April 22, 2014, payable to the order of Opus Bank.
10.3	Carveout Payment Guaranty, dated as of April 22, 2014, by William C. Owens individually and as sole trustee of the Owens Trust, in favor of Opus Bank.
99.1	Press Release dated April 28, 2014.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

Dated:            April 28, 2014                                             By: /s/ William C. Owens
Name:  William C. Owens
Title:    President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

10.1	Secured Revolving Credit Loan Agreement and Exhibits, dated as of April 22, 2014, between Owens Realty Mortgage, Inc. and Opus Bank.
10.2	Promissory Note of Owens Realty Mortgage, Inc., dated as of April 22, 2014, payable to the order of Opus Bank.
10.3	Carveout Payment Guaranty, dated as of April 22, 2014, by William C. Owens individually and as sole trustee of the Owens Trust, in favor of Opus Bank.
99.1	Press Release dated April 28, 2014.